REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



Board of Directors and Shareholders
BNY Hamilton Funds, Inc.
Columbus, Ohio


In planning and performing our audits of the financial statements of Global Real Estate Securities Fund, International Equity Fund, Large Cap Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Multi-Cap Equity Fund, Small Cap Core Equity Fund, Small Cap
Growth Fund, S&P 500 Index Fund, High Yield Fund,
Intermediate Government Fund, Core Bond Fund, Intermediate New
York Tax-Exempt Fund, Intermediate Tax-Exempt Fund, U.S. Bond
Market Fund, Enhanced Income Fund, Municipal Enhanced Yield Fund, Money Fund, New York Tax-Exempt Money Fund, Treasury Money
Fund, U.S. Government Money Fund, and 100% U.S. Treasury
Securities Money Fund, each a series of BNY Hamilton Funds, Inc. (the "Funds"), for the period ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting.   Accordingly, we express
no such opinion.

The management of the Funds is responsible for establishing and
maintaining effective internal control over financial reporting.   In
fulfilling this responsibility, estimates and judgments by
management are required to assess the expected benefits and
related costs of controls.   A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in
accordance with generally accepted accounting principles.   Such
internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial
reporting may not prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods, are not subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent
or detect misstatements on a timely basis.   A significant deficiency
is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than
inconsequential will not be prevented or detected.   A material
weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).   However,
we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2006.

This report is intended solely for the information and use of management, Shareholders and Board of Directors of BNY
Hamilton Funds, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 14, 2007
??

??

??

??